UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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MELLANOX TECHNOLOGIES, LTD.
(Name of Registrant as Specified in Its Charter)

STARBOARD VALUE LP

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD

Starboard Value and Opportunity S LLC

Starboard Value and Opportunity C LP

Starboard Value R LP

Starboard Value R GP LLC

STARBOARD LEADERS PAPA LLC

STARBOARD LEADERS FUND LP

STARBOARD VALUE A LP

STARBOARD VALUE A GP LLC

STARBOARD VALUE GP LLC

STARBOARD PRINCIPAL CO LP

STARBOARD PRINCIPAL CO GP LLC

JEFFREY C. SMITH

MARK R. MITCHELL

PETER A. FELD

MARY B. CRANSTON

JONATHAN KHAZAM

THOMAS LACEY

EFRAT MAKOV

JON A. OLSON

JORGE L. TITINGER

GREGORY WATERS

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Starboard Value LP, together with the other participants named herein (collectively, "Starboard"), has filed a preliminary proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission ("SEC") to be used to solicit votes for the election of its slate of director nominees at the 2018 annual general meeting of shareholders of Mellanox Technologies, Ltd., a public company formed under the laws of Israel (the "Company").

On March 12, 2018, Starboard issued the following press release:

Starboard Responds to Mellanox's Proposed Extraordinary General Meeting (EGM) in Open Letter to Mellanox Shareholders

Believes the EGM is Unnecessary and Designed to Improperly Delay the 2018 Annual General Meeting

Starboard Proposes Solution to Allow Universal Proxy Card and Plurality Voting to Be Implemented While Holding the 2018 Annual General Meeting in a Timely Manner

NEW YORK, NY – March 12, 2018 /PRNewswire/-- Starboard Value LP (together with its affiliates, “Starboard”), the largest shareholder of Mellanox Technologies, Ltd. (“Mellanox” or the “Company”) (NASDAQ: MLNX), with an ownership interest of approximately 10.6% of the Company’s outstanding shares, today announced that it has delivered an open letter to the shareholders of Mellanox.

Starboard's open letter to Mellanox shareholders may be viewed below and at the following link:
http://www.starboardvalue.com/wp-content/uploads/Starboard_Value_LP_Letter_to_MLNX_Shareholders_Regarding_Annual_Meeting_03.12.2018.pdf

A LETTER TO THE SHAREHOLDERS OF MELLANOX TECHNOLOGIES, LTD.

March 12, 2018

Dear Fellow Shareholders,

Mellanox is looking to wrongfully delay the 2018 annual meeting of shareholders (the "2018 Annual Meeting") by three months. This is a transparent attempt to delay the right of shareholders to vote on the election of directors. Instead of holding the 2018 Annual Meeting in a timely manner, the Company is instead proposing to hold an unnecessary extraordinary general meeting of shareholders ("EGM") in May 2018 to vote on two corporate governance changes – (i) the implementation of plurality voting in contested elections, and (ii) the use of a universal proxy card in contested elections. Although neither of these proposals is specifically problematic, there is absolutely no need to delay the 2018 Annual Meeting by three months to accomplish the Company's goal of implementing these changes. Under separate cover, Starboard will be delivering to Mellanox and its advisors today a proposal that would allow both of these governance reforms to be implemented with our support and without the unnecessary three-month delay.

There is no good reason for Mellanox not to work with us to efficiently and expeditiously agree on the terms of these proposals and, in doing so, avoid a three-month delay in holding the 2018 Annual Meeting.  Any unwillingness to implement these proposals will confirm for us, and should for all shareholders, that the only reason Mellanox is proposing the EGM is to purposely delay the 2018 Meeting in order to entrench the current management team and Board.

If it is not clear to you that the sole purpose of the EGM is to delay the 2018 as long as possible, keep in mind that Mellanox has disclosed its intention not to hold the 2018 Annual Meeting until July 25th, 2018, which is the last possible day permitted under Israeli law, and a full three months later than the expected meeting date of April 25th. Again, if they were to hold the meeting just one day later, they would be in violation of Israeli law.

 This is an obvious and thinly veiled attempt to justify an unnecessary delay in holding the 2018 Annual Meeting for the purpose of perpetuating the status quo for as long as possible. This is terrible corporate governance, and shareholders should not be fooled.

As mentioned above, we are delivering a letter to Mellanox and its advisors today laying out the specific terms under which we are willing to (i) support the use of a universal proxy card and (ii) commit to supporting the implementation of a plurality voting standard for contested elections. The letter includes Starboard's commitment to have our nominees deliver the consents required to be named as a nominee for election in any proxy statement or proxy card relating to the 2018 Annual Meeting, on the condition that the Company's nominees likewise furnish such consents to us, and to agree to the logistics of such a universal proxy card as Mellanox has set forth in its preliminary proxy for the EGM. We also commit our public support for the approval of a plurality voting standard as the first agenda item at the 2018 Annual Meeting, which is virtually certain to be approved, and thereby effective, for the election of directors at the 2018 Annual Meeting.

This accomplishes both goals: implementing the Company's desired governance reforms and holding the 2018 Annual Meeting in a timely manner.  In this way, an EGM to amend the Company's articles of association (the "Articles") to require the use of a universal proxy card at the 2018 Annual Meeting would not be necessary, and a three-month delay in holding the 2018 Annual Meeting can be avoided entirely. There is absolutely no need to hold an EGM and delay the 2018 Annual Meeting for months solely to implement a universal proxy card and establish a new voting standard.

Despite making claims that management and the Board are focused on driving shareholder value creation, spending millions of dollars to hold two separate shareholder meetings appears to be a very poor use of shareholder capital. These meetings take time, energy, and focus away from the Company's first priority, which should be creating long-term shareholder value, not entrenching the current Board and disenfranchising shareholders.

We are disappointed to see the current Board resort to such transparent defensive measures rather than allow shareholders to exercise their rights in a timely manner. We support the goal of improving Mellanox's corporate governance and would have been happy to work with the Company to do so while still holding the 2018 Annual Meeting on time.

Now more than ever, we remain committed to seeking change at the 2018 Annual Meeting. Thank you for your continued support, and we look forward to communicating our detailed plans for Mellanox over the coming weeks and months.

Best Regards,

/s/ Peter A. Feld

Peter A. Feld
Managing Member
Starboard Value LP

About Starboard Value LP

Starboard Value LP is a New York-based investment adviser with a focused and differentiated fundamental approach to investing primarily in publicly traded U.S. companies. Starboard invests in deeply undervalued companies and actively engages with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all shareholders.

Investor contacts:

Peter Feld, (212) 201-4878

Jonathan Sagal, (212) 845-7935

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Starboard Value LP, together with the other participants named herein (collectively, “Starboard”), has filed a preliminary proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of director nominees at the 2018 annual general meeting of shareholders of Mellanox Technologies, Ltd., a public company formed under the laws of Israel (the “Company”).

STARBOARD STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Starboard Value and Opportunity Master Fund Ltd (“Starboard V&O Fund”), Starboard Value and Opportunity S LLC (“Starboard S LLC”), Starboard Value and Opportunity C LP (“Starboard C LP”), Starboard Value R LP (“Starboard R LP”), Starboard Value R GP LLC (“Starboard R GP”), Starboard Leaders Papa LLC (“Starboard Papa LLC”), Starboard Leaders Fund LP (“Starboard Leaders Fund”), Starboard Value A LP (“Starboard A LP”), Starboard Value A GP LLC (“Starboard A GP”), Starboard Value LP, Starboard Value GP LLC (“Starboard Value GP”), Starboard Principal Co LP (“Principal Co”), Starboard Principal Co GP LLC (“Principal GP”), Jeffrey C. Smith, Mark R. Mitchell, Peter A. Feld, Mary B. Cranston, Jonathan Khazam, Thomas Lacey, Efrat Makov, Jon A. Olson, Jorge L. Titinger and Gregory Waters.

As of the date hereof, Starboard V&O Fund beneficially owns 3,758,713 Shares.  As of the date hereof, Starboard S LLC beneficially owned 440,135 Shares.  As of the date hereof, Starboard C LP beneficially owned 247,597 Shares.  As of the date hereof, Starboard Papa LLC beneficially owned 456,609 Shares.  As of the date hereof, 563,567 Shares were held in the Starboard Value LP Account.  Starboard R LP, as the general partner of Starboard C LP, may be deemed the beneficial owner of the 247,597 Shares owned by Starboard C LP.  Starboard R GP, as the general partner of Starboard R LP, may be deemed the beneficial owner of the 247,597 Shares owned by Starboard C LP.  Starboard Leaders Fund, as a member of Starboard Papa LLC, may be deemed the beneficial owner of the 456,609 Shares owned by Starboard Papa LLC.  Starboard A LP, as the general partner of Starboard Leaders Fund and the managing member of Starboard Papa LLC, may be deemed the beneficial owner of the 456,609 Shares owned by Starboard Papa LLC.  Starboard A GP, as the general partner of Starboard A LP, may be deemed the beneficial owner of the 456,609 Shares owned by Starboard Papa LLC.  Starboard Value LP, as the investment manager of Starboard V&O Fund, Starboard C LP, Starboard Papa LLC, and the Starboard Value LP Account and the manager of Starboard S LLC, may be deemed the beneficial owner of the (i) 3,758,713 Shares owned by Starboard V&O Fund, (ii) 440,135 Shares owned by Starboard S LLC, (iii) 247,597 Shares owned by Starboard C LP, (iv) 456,609 Shares owned by Starboard Papa LLC, and (v) 563,567 Shares held in the Starboard Value LP Account.  Starboard Value GP, as the general partner of Starboard Value LP, may be deemed the beneficial owner of the (i) 3,758,713 Shares owned by Starboard V&O Fund, (ii) 440,135 Shares owned by Starboard S LLC, (iii) 247,597 Shares owned by Starboard C LP, (iv) 456,609 Shares owned by Starboard Papa LLC, and (v) 563,567 Shares held in the Starboard Value LP.  Principal Co, as a member of Starboard Value GP, may be deemed the beneficial owner of the (i) 3,758,713 Shares owned by Starboard V&O Fund, (ii) 440,135 Shares owned by Starboard S LLC, (iii) 247,597 Shares owned by Starboard C LP, (iv) 456,609 Shares owned by Starboard Papa LLC, and (v) 563,567 Shares held in the Starboard Value LP Account.  Principal GP, as the general partner of Principal Co, may be deemed the beneficial owner of the (i) 3,758,713 Shares owned by Starboard V&O Fund, (ii) 440,135 Shares owned by Starboard S LLC, (iii) 247,597 Shares owned by Starboard C LP, (iv) 456,609 Shares owned by Starboard Papa LLC, and (v) 563,567 Shares held in the Starboard Value LP Account.  Each of Messrs. Smith, Mitchell and Feld, as a member of Principal GP and as a member of each of the Management Committee of Starboard Value GP and the Management Committee of Principal GP, may be deemed the beneficial owner of the (i) 3,758,713 Shares beneficially owned by Starboard V&O Fund, (ii) 440,135 Shares owned by Starboard S LLC, (iii) 247,597 Shares owned by Starboard C LP, (iv) 456,609 Shares owned by Starboard Papa LLC and (v) 563,567 Shares held in the Starboard Value LP Account.

As of the date hereof, Ms. Cranston directly beneficially owns 223 Shares. As of the date hereof, Mr. Khazam directly beneficially owns 400 Shares. As of the date hereof, Mr. Lacey directly beneficially owns 1,450 Shares. As of the date hereof, Ms. Makov directly beneficially owns 200 Shares. As of the date hereof, Mr. Olson directly beneficially owns 500 Shares. As of the date hereof, Mr. Titinger directly beneficially owns 192 Shares. As of the date hereof, Mr. Waters directly beneficially owns 2,500 Shares.